EXHIBIT 10.12

AMENDMENT TO THE 2014 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 29, 2020 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.Section 1.6.1 of the Plan is hereby amended to (i) increase the aggregate number of shares available for issuance under the Plan by 1,000,000 and (ii) increase the aggregate number of shares available for issuance as Incentive Stock Options by 1,000,000.

2.This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.